SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities
 Exchange Act of 1934
(Amendment No.      )

Check the appropriate box:

[   ]   Preliminary Information Statement

[   ]   Confidential, for Use of the Commission Only (as permitted by Rule 14c-5
        (d)(2))
[ X ]   Definitive Information Statement

Style Select Series, Inc.
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[ X ]   No fee required.
[   ]   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         1)      Title of each class of securities to which transaction applies:

                 ----------------------------------------------------


         2)      Aggregate number of securities to which transaction applies:

                 ----------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                 -----------------------------------------------------

         4)      Proposed maximum aggregate value of transaction:

                 -----------------------------------------------------

         5)      Total fee paid:

                 ------------------------------------------------------

         [ ]     Fee paid previously with preliminary materials.

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)      Amount Previously Paid:

                 --------------------------------------------------------

         2)      Form, Schedule or Registration Statement No.:

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         3)      Filing Party:

                 --------------------------------------------------------

         4)      Date Filed:

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SUNAMERICA ASSET MANAGEMENT CORP.
The SunAmerica Center
733 Third Avenue
New York, NY 10017
212.551.5969
800.858.8850

                                                   [Logo]


July 30, 2001


Dear Shareholders:

The enclosed information statement details a recent Subadviser change for the Value Portfolio (the "Portfolio") of SunAmerica Style Select Series, Inc. On May 30, 2001 the Board of Directors approved the replacement of Neuberger Berman, LLC ("Neuberger Berman") as investment manager for the Value Portfolio. Accordingly, the Board of Directors approved the engagement of Robert Fleming, Inc. ("Fleming") a subsidiary within JP Morgan Fleming Asset Management, to serve as an investment manager effective June 1, 2001. Thus, Fleming joins Davis Selected Advisers, L.P. ("Davis") and American Century Investment Management, Inc. ("American Century") in each managing approximately one-third of the Value Portfolio. We are optimistic that the Value Portfolio will continue to benefit under the management of Fleming, Davis and American Century.

As a matter of regulatory compliance, we are sending you this information statement which describes the management structure of the Portfolios, the ownership of Fleming, and the terms of the Subadvisory Agreement with Fleming which the Directors have approved.

This document is for your information only and you are not required to take any action. Should you have any questions, please feel free to call us at (800) 858-8850, extension 5125. We thank you for your continued interest in the SunAmerica Style Select Series Portfolios.

                                                          Sincerely,

                                                          /s/ Peter A. Harbeck


                                                          Peter A. Harbeck
                                                          President


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




                      SUNAMERICA STYLE SELECT SERIES, INC.
                                 VALUE PORTFOLIO
                              THE SUNAMERICA CENTER
                                733 THIRD AVENUE
                            NEW YORK, NEW YORK 10017

                          -----------------------------

                              INFORMATION STATEMENT

                          -----------------------------

         This information statement is being provided to the shareholders of the Value Portfolio (the "Portfolio") of SunAmerica Style Select Series, Inc. ("Style Select" or the "Corporation") in lieu of a proxy statement, pursuant to the terms of an exemptive order Style Select has received from the Securities and Exchange Commission which permits SunAmerica Asset Management Corp.
("SunAmerica") to hire new subadvisers and to make changes to existing subadvisory contracts with the approval of the Board of Directors, (the "Directors"), but without obtaining shareholder approval. This information statement is being furnished on behalf of the Directors of the Corporation.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THIS DOCUMENT IS FOR INFORMATIONAL PURPOSES ONLY AND YOU ARE NOT REQUIRED TO TAKE ANY ACTION.

         This information statement will be mailed on or about July 30, 2001. Copies of the most recent annual and semi-annual reports are available without charge. Copies of such reports of Style Select may be obtained by writing to SunAmerica, at The SunAmerica Center, 733 Third Avenue, New York, New York 10017, or by calling (800) 858-8850, extension 5125.

PURPOSE OF THE INFORMATION STATEMENT

         On May 30, 2001, the Directors approved a Subadvisory Agreement between SunAmerica, the investment adviser and manager, and Robert Fleming, Inc. ("Fleming"), the subadviser, with respect to a component of the Value Portfolio. As of June 1, 2001 Fleming replaced Neuberger Berman, LLC ("Neuberger Berman") as investment manager of the Value Portfolio.

THE CORPORATION

         The Value Portfolio is an investment portfolio of Style Select, a Maryland corporation. The Corporation initially entered into an Investment Advisory and Management Agreement (the "Advisory Agreement") with SunAmerica Asset Management Corp., a Delaware corporation ("SunAmerica" or the "Adviser") on September 17, 1996 and entered into a new Advisory Agreement with SunAmerica on January 1, 1999, as amended from time to time. SunAmerica selects the subadvisers for and/or manages the investments of each Portfolio of Style Select, provides various administrative services and supervises each Portfolio's daily business affairs, subject to general review by the Board of Directors. The Advisory Agreement authorizes SunAmerica to retain the subadvisers for the Portfolios or portions thereof for which it does not manage the assets. SunAmerica selects subadvisers it believes will provide each Portfolio with the highest quality investment services, while obtaining, within each Portfolio's overall investment objective, a distinct investment style. SunAmerica monitors the activities of the

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subadvisers  and,  from  time to  time,  will  recommend  the  replacement  of a subadviser on the basis of investment performance, style drift or other consideration.

         The subadvisers to Style Select act pursuant to agreements with SunAmerica. Their duties include furnishing continuing advice and recommendations to the relevant portion of the respective Portfolio regarding securities to be purchased and sold. Each of the subadvisers is independent of SunAmerica and discharges its responsibilities subject to the oversight and supervision of SunAmerica, which pays the subadvisers' fees. The Portfolios do not pay fees directly to the subadvisers. However, in accordance with procedures adopted by the Directors, a subadviser may effect portfolio transactions through an affiliated broker-dealer, acting as agent not as principal, and receive brokerage commissions in connection therewith as permitted by Section 17(e) of the Investment Company Act of 1940, as amended, the rules thereunder and other applicable securities laws.

INFORMATION ABOUT THE VALUE PORTFOLIO

         The Value Portfolio seeks long-term growth of capital primarily through investment in equity securities that are believed to be selling at a price that is low relative to their worth, of mid or large sized companies. SunAmerica generally allocates investments in the Value Portfolio to its three subadvisers, Davis, American Century and Fleming. Each Subadviser will manage approximately one third of its assets and each will actively manage its portion of the Value Portfolio and continuously review its stock picks.

THE SUBADVISORY AGREEMENT

         Pursuant to the Subadvisory Agreement with SunAmerica on behalf of the Value Portfolio (the "Previous Agreement"), Neuberger Berman served as a subadviser since its commencement of operations, November 19, 1996. At a meeting held on May 30, 2001, the Directors, including a majority of the Directors who are not interested persons of the Value Portfolio or SunAmerica, approved SunAmerica's recommendation to replace Neuberger Berman. Accordingly, the Directors approved a Subadvisory Agreement (the "New Agreement") with Fleming, which became effective June 1, 2001. SunAmerica recommended Fleming in the ordinary course of its ongoing evaluation of subadviser performance and investment strategy and after extensive research and qualitative and quantitative analysis of numerous candidate firms and their organizational structure, investment process and style, and long-term performance record.

         Under the Advisory Agreement, the annual rate of the investment advisory fees payable to SunAmerica for the Value Portfolio is 1.00% of Assets. The term "Assets" means the average daily net assets of the respective Portfolios. This fee is accrued daily and paid monthly, and may be higher than those charged to other mutual funds. For the fiscal year ended October 31, 2000, SunAmerica paid fees to the Subadvisers of the Value Portfolio equal to the aggregate annual rate of 0.50%, or $742,396. The fees retained by SunAmerica for the Value Portfolio were 0.50%, or $747,350.

         The new agreement between Fleming and SunAmerica, on behalf of the Value Portfolio is substantially similar in form and in substance to the Previous Agreement, in that it (i) provides for the Subadviser to manage the portion of the relevant portfolio allocated to it on a discretionary basis, (ii) provides for the Adviser to compensate the Subadviser for its services,

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

(iii) authorizes the Subadviser to select the brokers or dealers to effect portfolio transactions for the Portfolio, and (iv) requires the Subadviser to comply with the Portfolio's investment policies and restrictions and with applicable law. The new agreement will not result in any increase in fees to shareholders. A form of the Subadvisory Agreement is attached to this information statement as Exhibit A.

INFORMATION ABOUT FLEMING

         Robert Fleming, Inc. is a Delaware corporation located at 522 Fifth Avenue, New York, New York. Fleming is a wholly-owned subsidiary of J.P. Morgan Chase & Co. and is part of its investment management division, J.P. Morgan Fleming Asset Management ("J.P. Morgan Fleming"). Fleming provides investment advisory services to a substantial number of institutional and other investors, including other registered investment advisers. As of December 31, 2000, Fleming, together with its affiliated companies, had approximately $358 billion in assets under management. Fleming acts as investment adviser to the J.P Morgan Mid Cap Value Fund, which has similar investment objectives as the Value Portfolio. As of June 30, 2001, the J.P. Morgan Mid Cap Value Fund had in excess of $6 million in net assets.

         Fleming focuses its stock selection on undervalued companies with durable franchises and strong management. It layers intensive, bottom-up quantitative research with extensive visits to company sites and meetings with management. Fleming's valuation overlay then measures the potential entry price against the risks of purchase and the rewards of potential returns. Its investment process includes fundamental analysis of a company's business, products, management and financial factors, including competition, demand for products, capital allocation, long-term strategic planning and cash flow. Fleming's valuation discipline is based on quantitative measures and qualitative judgment, and concentrates on out of favor sectors. Fleming's sell discipline considers displacement by a better idea, reassessment of business fundamentals, and overvaluation by the market.

         The names, business address and principal occupations of the Directors and Principal Executive Officers of Fleming are set forth below:

NAME                      POSITION                   ADDRESS
-----                     --------                   -------
Arthur A. Levy            Chairman and Director      1211 Avenue of the Americas
                                                     New York, NY 10036

Larry A. Kimmel           President/Director         345 Park Avenue
                                                     New York, NY 10021

Christopher M.V. Jones    Director                   522 Fifth Avenue
                                                     New York, NY 10036

Jonathan K.L. Simon       Director                   522 Fifth Avenue
                                                     New York, NY 10036

Charles R. Bridge         Director                   10 Aldermanbury
                                                     London, UK EC2V7RF

William R. Maass          Director                   270 Park Avenue
                                                     New York, NY 10017

Leonard G. Lubrano        Chief Financial Officer    270 Park Avenue
                                                     New York, NY 10017



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


BOARD OF DIRECTORS' CONSIDERATION

         In approving the Subadvisory Agreement described hereto, the Directors, at an in-person meeting held on May 30, 2001 considered certain factors, including (i) the nature and quality of the services expected to be rendered by Fleming, including the credentials and investment experience of its officers and employees; (ii) Fleming's investment approach and management style, which is expected to compliment the other investment managers of the Portfolio; (iii) the structure of Fleming and their ability to provide services, based on both financial condition as well as performance record; (iv) comparisons of Fleming's subadvisory fees with those of other advisers; and (v) indirect costs and benefits of providing such subadvisory services. The Directors determined that the subadvisory fees were reasonable, fair and in the best interests of its shareholders.

ADDITIONAL INFORMATION

         SunAmerica Capital Services, Inc. (the "Distributor") serves as distributor of the shares of each Portfolio of the Corporation. Both SunAmerica and the Distributor are located at The SunAmerica Center, 733 Third Avenue, New York, New York 10017.

         The Corporation is not required to hold annual meetings of shareholders and, therefore, it cannot be determined when the next meeting of shareholders will be held. Shareholder proposals to be considered for inclusion in the proxy statement for the next meeting of shareholders must be submitted at a reasonable time before the proxy statement is mailed. Whether a proposal submitted will be included in the proxy statement will be determined in accordance with applicable state and federal law.

                                                  By Order of the Directors,

                                                  /s/ Robert M. Zakem

                                                  Robert M. Zakem
                                                  Secretary

Dated:   July 30, 2001





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


                                    [FORM OF]

                              SUBADVISORY AGREEMENT

                  This SUBADVISORY  AGREEMENT is dated as of June 1, 2001 by and
between   SUNAMERICA  ASSET  MANAGEMENT  CORP.,  a  Delaware   corporation  (the
"Adviser"), and ROBERT FLEMING INC., a Delaware corporation (the "Subadviser").

                                   WITNESSETH:

         WHEREAS, the Adviser and SunAmerica Style Select Series, Inc., a Maryland corporation (the "Corporation"), have entered into an Investment Advisory and Management Agreement dated as of January 1, 1999, as amended from time to time, (the "Advisory Agreement"), pursuant to which the Adviser has agreed to provide investment management, advisory and administrative services to the Corporation; and

         WHEREAS, the Corporation is registered under the Investment Company Act of 1940, as amended (the "Act"), as an open-end management investment company and may issue shares of common stock, par value $.0001 per share, in separately designated series representing separate funds with their own investment objectives, policies and purposes; and

         WHEREAS, the Subadviser is engaged in the business of rendering investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and

         WHEREAS, the Adviser desires to retain the Subadviser to furnish investment advisory services to each investment series of the Corporation listed on Schedule A attached hereto (the "Portfolio"), and the Subadviser is willing to furnish such services;

         NOW, THEREFORE, it is hereby agreed between the parties hereto as follows:

         1. DUTIES OF THE SUBADVISER. (a) The Adviser hereby engages the services of the Subadviser in furtherance of its Investment Advisory and Management Agreement with the Corporation. Pursuant to this Subadvisory Agreement and subject to the oversight and review of the Adviser, the Subadviser will manage the investment and reinvestment of the assets of each Portfolio listed on Schedule A attached hereto. The Subadviser will determine in its discretion and subject to the oversight and review of the Adviser, the securities to be purchased or sold, will provide the Adviser with records concerning its activities which the Adviser of the Corporation is required to maintain, and will render regular reports to the Adviser and to officers and Directors of the Corporation concerning its discharge of the foregoing responsibilities. The Subadviser shall discharge the foregoing responsibilities subject to the control of the officers and the Directors of the Corporation and in compliance with such policies as the Directors of the Corporation may from time to time establish, and in compliance with (a) the objectives, policies, and limitations for the Portfolio set forth in the Corporation's current prospectus and statement of additional information, and (b) applicable laws and regulations.


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

                  Consistent with 9(d), the Subadviser represents and warrants to the Adviser that it will manage its portion of the assets of the Portfolio(s) set forth in Schedule A in compliance with all applicable federal and state laws governing its operations and investments. Without limiting the foregoing, the Subadviser represents and warrants that it will manage the assets of the Portfolio(s) in compliance with (1) applicable provisions of Subchapter M, Chapter 1 of the Internal Revenue Code of 1986, as amended (the "Code"), (2) the provisions of the Act and rules adopted thereunder, and (3) applicable federal and state securities, commodities and banking laws. The Subadviser further represents and warrants that to the extent that any statements or omissions made in any Registration Statement for shares of the Corporation, or any amendment or supplement thereto, are made in reliance upon and in conformity with information furnished by the Subadviser expressly for use therein, such Registration Statement and any amendments or supplements thereto will, when they become effective, conform in all material respects to the requirements of the Securities Act of 1933 and the rules and regulations of the Commission thereunder (the "1933 Act") and the Act and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                  The Subadviser accepts such employment and agrees, at its own expense, to render the services set forth herein and to provide the office space, furnishings, equipment and personnel required by it to perform such services on the terms and for the compensation provided in this Agreement.

                  (b) The Subadviser agrees to maintain a level of errors and omissions or professional liability insurance coverage that is from time to time satisfactory to the Adviser.

         2. PORTFOLIO TRANSACTIONS. The Subadviser is responsible for decisions to buy or sell securities and other investments for a portion of the assets of the Portfolio(s), broker-dealers and futures commission merchants' selection, and negotiation of brokerage commission and futures commission merchants' rates. As a general matter, in executing Portfolio transactions, the Subadviser may employ or deal with such broker-dealers or futures commission merchants as may, in the Subadviser's best judgement, provide prompt and reliable execution of the transactions at favorable prices and reasonable commission rates. In selecting such broker-dealers or futures commission merchants, the Subadviser shall consider all relevant factors including price (including the applicable brokerage commission, dealer spread or futures commission merchant rate), the size of the order, the nature of the market for the security or other investment, the timing of the transaction, the reputation, experience and financial stability of the broker-dealer or futures commission merchant involved, the quality of the service, the difficulty of execution, the execution capabilities and operational facilities of the firm involved, and, in the case of securities, the firm's risk in positioning a block of securities. Subject to such policies as the Directors may determine and, consistent with Section 28(e) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Subadviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of the Subadviser having caused a Portfolio to pay a member of an exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange, broker or dealer would have charged for effecting that transaction, if the Subadviser determines in good faith that such amo unt of commission was reasonable in relation to the value of the brokerage and research services provided by such member of an exchange, broker or dealer viewed in terms of either that particular transaction or the Subadviser's overall responsibilities with respect to such Portfolio

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

and to other clients as to which the Subadviser exercises investment discretion. In accordance with Section 11(a) of the 1934 Act and Rule 11a2-2(T) thereunder, and subject to any other applicable laws and regulations including Section 17(e) of the Act and Rule 17e-1 thereunder, the Subadviser may engage its affiliates, the Adviser and its affiliates or any other subadviser to the corporation and its respective affiliates, as broker-dealers or futures commission merchants to effect Portfolio transactions in securities and other investments for a Portfolio. The Subadviser will promptly communicate to the Adviser and to the officers and the Directors of the Corporation such information relating to Portfolio transactions as they may reasonably request. To the extent consistent with applicable law, the Subadviser may aggregate purchase or sell orders for the Portfolio(s) with contemporaneous purchase or sell orders of other clients of the Subadviser or its affiliated persons. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner the Subadviser determines to be equitable and consistent with its and its affiliates' fiduciary obligations to the Portfolio and to such other clients. The Adviser hereby acknowledges that such aggregation of orders may not result in more favorable pricing or lower brokerage commissions in all instances.

         3. COMPENSATION OF THE SUBADVISER. The Subadviser shall not be entitled to receive any payment from the Corporation and shall look solely and exclusively to the Adviser for payment of all fees for the services rendered, facilities furnished and expenses paid by it hereunder. As full compensation for the Subadviser under this Agreement, the Adviser agrees to pay to the Subadviser a fee at the annual rates set forth in Schedule A hereto with respect to the assets managed by the Subadviser for each Portfolio listed thereon. Such fee shall be accrued daily and paid monthly as soon as practicable after the end of each month (i.e., the applicable annual fee rate divided by 365 applied to each prior days' net assets in order to calculate the daily accrual). If the Subadviser shall provide its services under this Agreement for less than the whole of any month, the foregoing compensation shall be prorated.

         4. OTHER SERVICES. At the request of the Corporation or the Adviser, the Subadviser in its discretion may make available to the Corporation, office facilities, equipment, personnel and other services. Such office facilities, equipment, personnel and services shall be provided for or rendered by the Subadviser and billed to the Corporation or the Adviser at the Subadviser's cost.

         5. REPORTS. The Corporation, the Adviser and the Subadviser agree to furnish to each other, if applicable, current prospectuses, statements of additional information, proxy statements, reports of shareholders, certified copies of their financial statement, and such other information with regard to their affairs and that of the Corporation as each may reasonably request.

         6. STATUS OF THE SUBADVISER. The services of the Subadviser to the Adviser and the Corporation are not to be deemed exclusive, and the Subadviser shall be free to render similar services to others. The Subadviser shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Corporation in any way or otherwise be deemed an agent of the Corporation.

         7. CERTAIN RECORDS. The Subadviser hereby undertakes and agrees to maintain, in the form and for the period required by Rule 31a-2 under the Act, all records relating to the investments of the Portfolio(s) that are required to be maintained by the Corporation pursuant to

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

the requirements of Rule 31a-1 of that Act. Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the Act which are prepared or maintained by the Subadviser on behalf of the Corporation are the property of the Corporation and will be surrendered promptly to the Corporation or the Adviser on request.

                  The Subadviser agrees that all accounts, books and other records maintained and preserved by it as required hereby shall be subject at any time, and from time to time, to such reasonable periodic, special and other examinations by the Securities and Exchange Commission, the Corporation's auditors, the Corporation or any representative of the Corporation, the Adviser, or any governmental agency or other instrumentality having regulatory authority over the Corporation.

         8. REFERENCE TO THE SUBADVISER. Neither the Corporation nor the Adviser or any affiliate or agent thereof shall make reference to or use the name of the Subadviser or any of its affiliates in any advertising or promotional materials without the prior approval of the Subadviser, which approval shall not be unreasonably withheld.

         9. LIABILITY OF THE SUBADVISER. (a) In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties ("disabling conduct") hereunder on the part of the Subadviser (and its officers, directors, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Subadviser) the Subadviser shall not be subject to liability to the Corporation or to any shareholder of the Corporation for any act or omission in the course of, or connected with, rendering services hereunder, including without limitation, any error of judgment or mistake of law or for any loss suffered by any of them in connection with the matters to which this Agreement relates, except to the extent specified in Section 36(b) of the Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services. Except for such disabling conduct, the Adviser shall indemnify the Subadviser (and its officers, directors, partners, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Subadviser) (collectively, the "Indemnified Parties") from any liability arising from the Subadviser's conduct under this Agreement.

                  (b) The Subadviser agrees to indemnify and hold harmless the Adviser and its affiliates and each of its directors and officers and each person, if any, who controls the Adviser within the meaning of Section 15 of the 1933 Act against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses), to which the Adviser or its affiliates or such directors, officers or controlling person may become subject under the 1933 Act, under other statutes, at common law or otherwise, which is caused by the Subadviser's disabling conduct; provided, however, that in no case is the Subadviser's indemnity in favor of any person deemed to protect such other persons against any liability to which such person would otherwise be subject by reasons of willful misfeasance, bad faith, or gross negligence in the performance of his, her or its duties or by reason of his, her or its reckless disregard of obligation and duties under this Agreement.

                  (c) Under no circumstances shall the Adviser or the Subadviser be liable to any indemnitee for indirect, special or consequential damages, even if the Adviser or the Subadviser is apprised of the likelihood of such damages.

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

                  (d) The Subadviser shall not be liable to the Adviser for (i) any acts of the Adviser and (ii) acts of the Subadviser which result from acts of the Adviser, including, but not limited to, a failure of the Adviser to provide accurate and current information with respect to any records maintained by Adviser or any other subadviser to a Portfolio, which records are not also maintained by or otherwise available to the Subadviser upon reasonable request. The Adviser agrees that Subadviser shall manage the assets of the Portfolio(s) in compliance with subsections (a) and (b) of Section 1 of this Subadvisory Agreement (including, but not limited to, the investment objectives, policies and restrictions applicable to a Portfolio and qualifications of a Portfolio as a regulated investment company under the Code).

         10. PERMISSIBLE INTERESTS. Directors and agents of the Corporation are or may be interested in the Subadviser (or any successor thereof) as directors, partners, officers, or shareholders, or otherwise; directors, partners, officers, agents, and shareholders of the Subadviser are or may be interested in the Corporation as Directors, or otherwise; and the Subadviser (or any successor) is or may be interested in the Corporation in some manner.

         11. TERM OF THE AGREEMENT. This Agreement shall continue in full force and effect with respect to each Portfolio until two years from the date hereof, and from year to year thereafter so long as such continuance is specifically approved at least annually (i) by the vote of a majority of those Directors of the Corporation who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Directors of the Corporation or by vote of a majority of the outstanding voting securities of the Portfolio(s) voting separately from any other series of the Corporation.

                  With respect to each Portfolio, this Agreement may be terminated at any time, without payment of a penalty by the Portfolio or the Corporation, by vote of a majority of the Directors, or by vote of a majority of the outstanding voting securities (as defined in the Act) of the Portfolio, voting separately from any other series of the Corporation, or by the Adviser, on not less than 30 nor more than 60 days' written notice to the Subadviser. With respect to each Portfolio, this Agreement may be terminated by the Subadviser at any time, without the payment of any penalty, on 90 days' written notice to the Adviser and the corporation; provided, however, that this Agreement may not be terminated by the Subadviser unless another subadvisory agreement has been approved by the Corporation in accordance with the Act, or after six months' written notice, whichever is earlier. The termination of this Agreement with respect to any Portfolio or the addition of any Portfolio to Schedule A hereto (in the manner required by the Act) shall not affect the continued effectiveness of this Agreement with respect to each other Portfolio subject hereto. This Agreement shall automatically terminate in the event of its assignment (as defined by the Act).

                  This Agreement will also terminate in the event that the Advisory Agreement by and between the Corporation and the Adviser is terminated.

         12. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

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

         13. AMENDMENTS. This Agreement may be amended by mutual consent in writing, but the consent of the Corporation must be obtained in conformity with the requirements of the Act.

         14. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the Act. To the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Act, the latter shall control.

         15. SEPARATE SERIES. Pursuant to the provisions of the Articles of Incorporation and the General Laws of the State of Maryland, each Portfolio is a separate series of the Corporation, and all debts, liabilities, obligations and expenses of a particular Portfolio shall be enforceable only against the assets of that Portfolio and not against the assets of any other Portfolio or of the Corporation as a whole.

         16. NOTICES. All notices shall be in writing and deemed properly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

         Subadviser:   Robert Fleming Inc.
                       522 Fifth Avenue
                       New York, NY 10036
                       Attention: Michael Meagher

         Adviser:      SunAmerica Asset Management Corp.
                       The SunAmerica Center
                       733 Third Avenue, Third Floor
                       New York, NY  10017-3204
                       Attention: Robert M. Zakem
                                  Senior Vice President and General Counsel

         IN WITNESS WHEREOF, the parties have caused their respective duly authorized officers to execute this Agreement as of the date first above written.

                                    SUNAMERICA ASSET MANAGEMENT CORP.


                                    By:
                                        ---------------------------------------
                                          Name:  Peter A. Harbeck
                                          Title: President


                                    ROBERT FLEMING  INC.

                                    By:
                                        ---------------------------------------
                                          Name:
                                          Title:


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